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In connection with its 2023 annual meeting of stockholders (the “Annual Meeting”), Pitney Bowes Inc. (the “Company”) had previously issued and filed an investor presentation with the Securities and Exchange Commission on Schedule 14A on April 18, 2023 (the “April 18 Presentation”). The April 18 Presentation contained an inadvertent clerical error. On April 20, 2023, the Company revised the April 18 Presentation to correct the inadvertent clerical error. A copy of the revised April 18 Presentation can be found below:

Setting the record straight: Correcting Hestia’s numerous false claims in its six “Value Creation Pillars” April 2023

Cautionary statement regarding forward-looking statements About Pitney Bowes Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com. Forward-Looking Statements This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments. Important Additional Information and Where to Find It Pitney Bowes has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the SEC in connection with its solicitation of proxies from shareholders in respect of the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’ PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND THE ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that Pitney Bowes files with the SEC and on Pitney Bowes’ website at www.pitneybowes.com or from the SEC’s website at www.sec.gov. 2

Hestia’s “Value Creation Pillars” Critical false claims, among several others ✓ Hestia’s focus on “unallocated costs” is a misdirection that ignores the fact “Pillar” 1: Optimize Corporate that our SG&A expense ratio is in range with our peers Cost Structure ✓ PBI has reduced its SG&A as % of revenue from 39% in 2012 to 26% in 2022, an improvement of ~13 percentage points between 2012 vs. 2022 ✓ Hestia’s proposal for GEC is based on unrealistic assumptions, contains “Pillar” 2: Restore GEC to inconsistencies and would be value-destructive Profitability & Explore ✓ “Shrinking” GEC strategy ignores the importance of scale and operating Alternatives leverage which is built into our national network ✓ Hestia’s SendTech strategy is based on replicating Stamps.com’s historical “Pillar” 3: Drive Profitable business model – which has since changed significantly with worse economics Growth in SendTech ✓ Ignores ~$600MM of capex investments including complete upgrade of our product line to enable shipping and SaaS-solutions in all offerings ✓ Tuck-in M&A has been, and will continue to be, a key part of our strategy “Pillar” 4: Maximize Presort EBIT ✓ Our Presort investments are already driving efficiencies through network optimization and investment in automation ✓ Hestia seeks to create a false urgency about our debt profile; in fact, our “Pillar” 5: Address Significant refinancings have carefully managed our maturities with only 45% of our debt Capital Structure Issues maturing in next 5 year vs. 90% median for Hestia’s cherry-picked logistics “peers” ✓ Governance plan ignores high third-party governance marks and years of board “Pillar” 6: Ensure the Board refreshment Protects and Prioritizes ✓ Proposes highly destabilizing set of changes to yield average board tenure of Stockholders less than a year 3

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Hestia’s focus on “unallocated costs” is a misdirection that ignores that our SG&A % is in range with our peers â–ª Focus on unallocated costs ignores that they are only a subset of and not total SG&A â–ª Hestia cherry-picked unrelated companies like J&J, P&G, PepsiCo and Disney to suit its narrative â–ª PBI’s SG&A as a % of revenue was 25.6%1 in 2022, well within the 12%—44% range for our Form 10K peers2 â–ª Hestia conveniently leaves out comparisons to Stamps.com which has a 38% SG&A as % revenue3 and Quadient which is at 43%4, while drawing comparisons to them heavily in its other “Pillars” Hestia’s “Conglomerate” peers: Disney, P&G, J&J, PepsiCo, MillerKnoll and Topgolf Callaway Brands â–ª Hestia inexplicably benchmarks Pitney Bowes to giant consumer, retail and entertainment holding companies which operate numerous retail brands and hence have limited unallocated expenses â–ª Pitney Bowes is not a holding company; we have three coherent and synergistic segments under the unified “Pitney Bowes” brand â–ª Integrated nature of our offerings means retaining costs at the corporate level to facilitate efficiencies and joint innovation â–ª Even using Hestia’s “peer” group our total SG&A as % of revenue falls at the median of its “conglomerate peers” Source: Public filings, websites and public research; Note: Emphasis added; 1 Represents reported SG&A including restatements; 2 As compared to Form 10K peers who report selling, general and 4 administrative expenses; 3 In 2020, which was Stamps.com’s last year full year as public company; 4 As of 2022

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Since 2012, we have eliminated several hundred million dollars of expenses Our SG&A as % of revenue has declined from ~39% Unallocated corporate expenses are linked to providing in 2012 to ~26% in 2022 services to all business segments SG&A as % of revenue1 Breakup of unallocated expenses within SG&A    Our SG&A as % of 45% revenue has declined by 2022 ~13 percentage points Tech & Corporate between 2012 vs. 2022 overheads Innovation 40% Marketing 35% $204MM 30% HR Finance 25%    Given multiple shared aspects between segments including HR, marketing, finance and tech & innovation, 20% centralized management of such functional services 2012 2014 2016 2018 2020 2022 drives efficiencies Our current SG&A expense ratio is within range of our peers2    Only a small portion of the unallocated expenses are corporate overheads We expect to generate ~$50MM in gross annualized savings in 2023, as we continue to drive productivity through improved technology infrastructure and disciplined expense management Note: SG&A stands for ‘Selling, General and Administrative’ expenses; 1 Represents reported SG&A including restatements; 2 As compared to Form 10K peers who report selling, general and administrative expenses 5

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Hestia’s proposal for GEC is based on unrealistic assumptions, contains inconsistencies and would be value-destructive 1 â–ª Hestia proposes shrinking its assumed GEC domestic business size by ~50%, shedding substantial revenues with assumed <5% gross margins and reducing sales by ~$600MM 1 2 2 â–ª Then, Hestia assumes bringing in ~$300MM of new / renegotiated sales at 10%+ gross margins; however, there is no insight whatsoever into the strategy to attain sufficient new 10%+ gross margin sales to compensate for the ~50% loss in its assumed domestic revenues 3 3 â–ª Hestia’s “triage” appears to be, 1) Reduce revenue, 2) Improve gross margin, 3) Improve EBIT – these are not strategies at all, but aspirations with no timelines 4 it will cover the costs of a —Hestia does not explain how national logistics network while shrinking revenue 4 â–ª Hestia continues to project an EBIT loss for domestic GEC while claiming it will “Restore GEC to profitability” 5A 5 â–ª As a glaring contradiction, Hestia’s $725-$1,050MM GEC valuation in “Pillar” 2 is at odds with its own assumptions in “Pillar” 5, where GEC sale proceeds are assumed at $250MM 5B 6

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Pitney Bowes’ strategy remains the right strategy for GEC Hestia’s “Shrink GEC” strategy is flawed, value Our GEC strategy has been validated on several fronts destructive, and reflects poor understanding of GEC ✓ We have expanded national network of integrated facilities ? Hestia’s ‘scale at expense of profitability’ argument is for national, regional, or local shipping needs flawed – logistics networks require frontloading of costs and GEC’s network build-out is virtually complete ✓ With our domestic network build-out largely complete, future investment is focused on network optimization, transportation efficiencies and the development of new services? Hestia views each of our hubs as standalone facilities, ignorant of the integrated end-to-end national logistics Post pandemic, we are operating with predictable costs & solutions our client base relies on us for ✓ reliable, market competitive service levels ? Hestia fails to understand that GEC does not (nor does it ✓ Supported by our investments, GEC has seen considerable intend to) pursue the broad parcel offerings of mega-improvements in operating and financial KPIs networks – instead, it is focused on mid-market B2C retailers ✓ With stability around our core services, we are quickly ? Hestia ignores that we don’t compete alone – we leverage bringing new services to market to meet client demand: USPS’ powerful network for the capex-heavy final mile Canada, regional and local US delivery services, and guaranteed delivery services ? Hestia’s “Shrink GEC” strategy may cut some costs for the ✓ Our investments in operational management team and talent are short-term but will be overwhelmed by loss of revenues and driving considerably improved operating performance inefficiencies that will create higher losses With our largely completed network now operating with predictable costs and reliable service levels, we are well-positioned for growth and margin expansion as volumes increase… … which is expected to drive long-term GEC EBIT margins of 6%-8% 7

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Hestia’s SendTech strategy is based on replicating Stamps.com’s historical business model – which has since changed significantly with worse economics â–ª Referencing Stamps.com (Auctane)’s performance only through 2020 is highly misleading â–ª Economics of shipping labels have deteriorated significantly since USPS discontinued its reseller program in Oct 2022 â–ª New USPS rebate economics are much less lucrative than margins received under the reseller model â–ª Hestia’s plans will destabilize SendTech, shrinking PBI to a smaller shipping label provider that will be largely dependent on unlucrative rebates and thin discount economics to survive USPS discontinued its reseller rebate program in Oct 2022… …which materially impacts Stamps.com’s operations “The Postal Service undertook an evaluation of its reseller • “…we have had many of these important agreements renewed program and has determined that the program as currently only on short-term extensions and without assurances of any long-term commitments by the USPS.” structured is not resulting in the customer benefits and efficiencies that were originally envisioned, has caused • “…there is a risk that renegotiation is unsuccessful and difficulties in monitoring compliance with pricing and other leads to materially less favorable terms or that the USPS decides to not renew one or more of these financial terms, and should be discontinued” compensation arrangements.”—David Partenheimer, USPS spokesman • “In such case, our revenue and operating results will be (Jul 9, 2022 email to Linn’s Stamp News) materially affected…”—Stamps.com; Key Risk Factors in Q2 2018 Form 10Q dated Aug 8, 2018 Reliance on USPS reseller economics is no longer a viable strategy Source: Public filings; Note: Emphasis added 8

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance We have already made significant investments in our shipping labels and cloud-based online stamps markets, which are displaying strong growth • We have invested ~$600MM in SendTech’s organic growth since 2013 – this includes investments in shipping labels as well as the upgrades of our entire product line to accommodate shipping as well as mailing • We have invested in labels through public facing APIs, PitneyShipTM software, and our Shipping360 platform; our online shipping label volumes have doubled over the past 7 years since our entry into the space • We also continue witnessing strong growth in our online postage volumes supported by our cloud infrastructure • Our labels business has secured significant wins against Auctane – including displacing Stamps.com (Auctane) as the provider of USPS retail and USPS kiosk applications • At the same time, we have also pursued alternative growth strategies related to shipping – these investments have paid off, as we witness continued growth in shipping revenues • Hestia’s plans of expanding the internal SendTech salesforce is ignorant – we have evolved our sales force mix between inside/outside sales to be in line with broader market approach for small ticket items – and have succeeded in maintaining sales at significantly lower cost • We have expanded SendTech’s overall TAM by ~50% over the past 5 years and have repositioned it into higher growth markets with strong margins and recurring revenue potential We are a key player in the shipping label and online postage space, and we continue driving strategic investments into key SendTech growth avenues 9

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Hestia’s Presort plan provides no specifics 1 Hestia’s “Targeted investment” plan has no details on key focus areas or planned investment priorities apart from mention of “need to investment more in the business” 3 2 2 Hestia’s “Tuck-in acquisitions” have no details on acquisition assessment criteria or planned M&A pipeline; claims of acquisitions at “lower multiples” without any supporting analysis are misleading 1 3 Hestia’s “ROI-focused pricing” is vague and details no pricing strategies or proposed alternatives    Hestia’s proposed Presort solutions are redundant to our ongoing Presort organic and inorganic investments 1 Our Presort investments are driving efficiencies through network 2 We already have a robust acquisition process for Presort optimization and investment in automation ✓ Completed 12 acquisitions since 2013 as part of ongoing national scan of potential targets    ✓ Expanded into marketing mail, marketing mail flats, and new geographies to maintain Presort’s sustainable growth ✓ Continual pipeline of potential targets ✓ Replaced ~30% of outdated sorters with fewer and more ✓ Excellent track record of successful integrations efficient current generation sorters in the last two years 3 Our pricing strategies are based on USPS defined discount spreads, ✓ Improved productivity by 11% over the past 2 years customer appetites and regional dynamics ✓ Continuously optimized national network to achieve maximum ✓ Pricing influenced by bi-annual increase in USPS postage rates 5-digit qualification ✓ ✓ For large mail owners, pricing factors in the client’s ability to Modernized the Presort cloud data infrastructure attain postage discounts directly without outsourcing ✓ Added auto-sleevers and piloting robotics to drive efficiency ✓ Continued evaluation of business optimization opportunities 10

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Hestia seeks to create a false urgency about our debt profile; in fact, our refinancings have carefully managed our maturities Hestia pushes a highly misleading analogy on In fact, through our March 2021 transaction we substantially ‘cumulative’ debt maturities vs. free cashflows – no extended the maturity profile of our capital structure with only company ever pays off all its debt, instead they roll 45% of our total debt maturing in the next 5 years vs. 90% over maturities through refinancings median for Hestia’s own cherry-picked logistics peer set Hestia’s cumulative “debt wall” presentation % total debt maturing per year (PBI vs. Hestia’s logistics peer set)1 Pitney Bowes Ryder XPO Titanium Transport. FedEx 100% 90% 80% ~20% of total debt 70% due in 2043 60% 50% 40% 30% 20% 10% 0% 2023 2024 2025 2026 2027 Thereafter â–ª Hestia seems unaware of the concept of debt refinancings to extend capital structure maturity profiles, and instead presents a highly misleading “debt wall” narrative â–ª In March 2021 we successfully completed 5 and 8 year refinancings â–ª Substantially extended the maturity of our capital structure and did not create a “debt wall” â–ª We did not “add debt maturities” – post the deal, total debt levels were lower and maturities longer â–ª As of March 2023, we have only ~$227MM of debt maturities until March 2026 Source: Public filings; Note: 1 Debt maturities as reported in 2022 Form 10K 11

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Hestia’s leverage reduction plans have several inadequacies and unrealistic timelines 1 2 3 1 Hestia’s Path A “improve operations” inadequacies 3 Hestia’s Path C “unlock bank cash” inadequacies    Cash held at PB Bank is a portion of customer deposits and a    No details outlined on strategy to attain the $126MM EBITDA significant amount cannot be withdrawn improvement called for in Hestia’s plan (which would be a    Targeting 3-6 months, including bank regulator approval, is ~40% increase vs. 2022 adj. EBITDA) within 12 months ignorant of regulatory process mechanics    Reflects Hestia’s inexperience in working with critical 2 Hestia’s Path B “sell GEC” inadequacies stakeholders like bank regulators                Ignores mandatory cash reserve requirements for banks Proposes selling GEC for $250MM, internally inconsistent with the 725-$1,050MM valuation assigned to GEC in “Pillar” 1    In fact, we have been actively looking for opportunities to    optimize cash held at PB Bank but responsibly, and within our Contradicts Hestia’s claims of “Restoring GEC to profitability” regulatory parameters 12

“Pillar” 1: Costs “Pillar” 2: GEC “Pillar” 3: SendTech “Pillar” 4: Presort “Pillar” 5: Capital allocation “Pillar” 6: Governance Our Board has always protected and prioritized stockholders, as evidenced by our leading governance practices Our governance practices are better than or in line with the broader market % of S&P Better than or in Governance provision 600 with line with market provision practices? 1 Annually elected board 65% ✓ No dual-class stock 94% ✓ Independent board Chair 51% ✓ Majority vote standard for 46% ✓ Charter amendments Majority vote standard for 2 62% ✓ Bylaw amendments Directors can be removed with 59% ✓ or without cause Majority vote standard in 55% ✓ uncontested director elections No poison pill in place 98% ✓ 1 â–ª Our leading governance practices are already better than or in line with the broader market – Independent third-party proxy advisor ISS ranks PBI as best-in-class (overall score of 1 out of 10), indicating the lowest level of governance risk 2 â–ª The Board annually reviews the independence of each director â–ª We have a regular cadence of independent, third-party reviews of our Board members – Most recent outside review of the Board was conducted in the spring of 2022 â–ª Additionally, the Board regularly assesses Board composition and the performance of each director – The Governance Committee assesses the contributions of each director annually and determines the skill set required for new members joining the Board – The Chair and Governance Committee chair also have individual conversations with members of the Board Source: Public filings, Company proxy, FactSet, ISS, BoardEx 13

PBI is transforming the business and positioning it for sustainable growth and long-term shareholder value ✓ Our Board and management had to undertake a significant transformation in the last 10 years to address structural business challenges ✓ At the time Marc Lautenbach was appointed CEO in December 2012, we had a portfolio of disjointed businesses in decline, several of which were suffering from lack of investment in their product lines Since then, Mr. Lautenbach’s leadership has helped reduce debt by $1.7BN, eliminate several hundred million ✓ dollars of expenses, return $1.5BN of capital to shareholders, invest $2.6BN in our businesses, and divest $2.1BN of strategically incoherent, slower-growth businesses Simplified business into 3 synergistic segments focused on reducing the complexity of mailing and shipping ✓ SendTech – Reinvested to create a comprehensive letter mailing and parcel shipping solution ✓ ✓ Presort – Invested through acquisitions and technology to enable growth in a declining environment ✓ Global Ecommerce (GEC) – Built a new growth segment delivering $1.6BN of revenue1, which is on the path to profitability We have undertaken significant Board refreshment with highly qualified and experienced directors, reducing our average director tenure from ~10 years at the end of 2015 to ~5 years2 at conclusion of 2023 annual meeting ✓ ✓ 6 new independent directors have been added and 8 longer-tenured directors have stepped down ✓ Our slate includes 3 new director candidates, including Hestia’s nominee Katie May, and 3 incumbents stepping down (including the Chairman), which exceeds the change Hestia initially asked for last Fall Our Board and management incentives are aligned with shareholders ✓ ✓ All executive officers and directors as a group own 5% of PBI, including 2.9% held by Mr. Lautenbach ✓ Rigorous targets have ensured appropriate realized compensation is directly linked to performance Note: 1 As of 2022; 2 Average tenure calculated assumes our recommended director nominees (including Katie May) are elected 14

We urge you to support your Board by voting the GOLD proxy card today “FOR” all Pitney Bowes nominees as well as Hestia nominee Katie May

Glossary API Application Programming Interface B2C Business to Consumer CAGR Compounded Annual Growth Rate Capex Capital Expenditures EBIT Earnings Before Interest & Tax EBITDA Earnings Before Interest Tax Depreciation & Amortization GEC Global Ecommerce HR Human Resources ISS Institutional Shareholder Services KPI Key Performance Indicator M&A Mergers & Acquisitions PB Bank Pitney Bowes Bank Presort Presort Services ROI Return on Investment SaaS Software-as-a-Service SendTech Sending Technology Solutions SG&A Selling General & Administrative TAM Total Addressable Market USPS United States Postal Service

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For the latest news, corporate announcements and financial results visit https://www.pitneybowes.com/us/newsroom.html. For additional information visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

The above materials contain “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission (the “SEC”). Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Important Additional Information and Where to Find It

Pitney Bowes has filed a definitive proxy statement (the “Proxy Statement”) and other documents with the SEC in connection with its solicitation of proxies from shareholders in respect of Pitney Bowes’ 2023 annual meeting of shareholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’ PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND THE ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Shareholders may obtain free copies of the Proxy Statement and other relevant documents that Pitney Bowes files with the SEC and on Pitney Bowes’ website at http://www.pitneybowes.com or from the SEC’s website at http://www.sec.gov.